                                                              EXHIBIT 1.A.(3)(b)

                           SELECTED BROKER AGREEMENT

This Agreement, dated__________________________,19____, is made by and between AFSG Securities Corporation ("Distributor"), a Pennsylvania corporation, Western Reserve Life Assurance Co. of Ohio ("Company"), an Ohio corporation, and____________________________________________________________("Broker"), a
____________corporation. This Agreement supersedes and replaces any prior Selected Broker Agreement regarding the subject matter between the parties hereto.

                                  WITNESSETH:

   In consideration of the mutual promises contained herein, the parties hereto agree as follows:

A. Definitions

   (1) Contracts--Variable life insurance contracts and/or variable annuity contracts described in Schedule A attached hereto and issued by Western Reserve Life Assurance Co. of Ohio and for which Distributor has been appointed the principal underwriter pursuant to Distribution Agreements, copies of which have been furnished to Broker.

   (2) Account--A separate account established and maintained by Company pursuant to the laws of ___________, as applicable, to fund the benefits under the Contracts.

   (3) The Funds--open-end management investment companies registered under the 1940 Act, shares of which are sold to the Account in connection with the sale of the Contracts, as described in the Prospectus for the Contracts.

   (4) Registration Statement--The registration statement and amendments thereto relating to the Contracts, the Account, and the Funds, including financial statements and all exhibits.

   (5)   Prospectus--The prospectuses included within the Registration
         Statement.

   (6)   1933 Act--The Securities Act of 1933, as amended.

   (7)   1934 Act--The Securities Exchange Act of 1934, as amended.

   (8)   1940 Act--The Investment Company Act of 1940, as amended.

   (9)   SEC--The Securities and Exchange Commission.

   (10)  NASD--The National Association of Securities Dealers, Inc.

B. Agreements of Distributor

   (1) Pursuant to the authority delegated to it by Company, Distributor hereby authorizes Broker during the term of this Agreement to solicit applications for Contracts from eligible persons provided that there is an effective Registration Statement relating to such Contracts and provided further that Broker has been notified by Distributor that the Contracts are qualified for sale under all applicable securities and insurance laws of the state or jurisdiction in which the application will be solicited. In connection with the solicitation of applications for Contracts, Broker is hereby authorized to offer riders that are available with the Contracts in accordance with instructions furnished by Distributor or Company.

   (2) Distributor, during the term of this Agreement, will notify Broker of the issuance by the SEC of any stop order with respect to the Registration Statement or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts and of any other action or circumstance that may prevent the lawful sale of the Contracts in any state or jurisdiction.

   (3) During the term of this Agreement, Distributor shall advise Broker of any amendment to the Registration Statement or any amendment or supplement to any Prospectus.

C. Agreements of Broker

   (1) It is understood and agreed that Broker is a registered broker/dealer under the 1934 Act and a member of the NASD and that the agents or representatives of Broker who will be soliciting applications for the Contracts also will be duly registered representative of Broker. If an agent or representative ceases to be a registered representative of Broker, is disqualified from continued NASD registration or has his or her registration suspended by the NASD or otherwise fails to meet the rules and standards imposed by this Agreement or by Broker, Broker shall immediately notify such agent or representative that he or she is no longer authorized to solicit applications for the sale of the Contracts. Broker shall immediately notify Distributor of such termination or suspension or failure to abide by the rules and standards.

   (2) Commencing at such time as Distributor and Broker shall agree upon, Broker agrees to use commercially reasonable efforts to find purchasers for the Contracts acceptable to Company. In meeting its obligation to use its commercially reasonable efforts to solicit applications for Contracts, Broker shall, during the term of this Agreement, engage in the following activities:

         (a) Regularly utilize only training, sales and promotional materials relating to the Contracts which have been approved by Company.

         (b) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its agents or representatives and submit periodic reports to Distributor as may be requested on the results of such inspections and the compliance with such procedures.

         (c) Broker shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and, if applicable, the likelihood that the applicant will make the premium payments contemplated by the Contract.

         (d) Broker shall adopt, abide by, and enforce the principles set forth in the Principles and Code of Ethical market Conduct of the Insurance Marketplace Standards Association as adopted by the Company and provided to Broker with this Agreement.

   (3) All payments for Contracts collected by agents or representatives of Broker shall be held at all times in a fiduciary capacity and shall be remitted promptly in full together with such applications, forms and other required documentation to an office of the Company designated by Distributor. Checks or money orders in payment of initial premiums shall be drawn to the order of "Western Reserve Life Assurance Co.
         of Ohio." Broker acknowledges that the Company retains the ultimate right to control the sale of the Contracts and that the Distributor or Company shall have the unconditional right to reject, in whole or part, any application for the Contract. In the event Company or Distributor rejects an application, Company immediately will return all payments directly to the purchaser and Broker will be notified of such action. In the event that any purchaser of a Contract elects to return such Contract pursuant to the free look right, the purchaser will receive a refund of either premium payments or the value of the invested portion of such premiums as set forth in the Contract and according to applicable state law. The Broker will be notified of any such action.

   (4) Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, its agents or representatives, or any employees thereof as employees of Company or Distributor in connection with solicitation of applications for Contracts. Broker, its agents or representatives, and its employees shall not hold themselves out to be employees of Company or Distributor in this connection or in any dealings with the public.

   (5) Broker agrees that any material, including material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for Contracts hereunder (other than generic advertising materials which do not make specific reference to the Company or the Contracts) will only be used after receiving the written consent of Distributor to such material and, where appropriate, the endorsement of Company to be obtained by Distributor.

   (6) Solicitation and other activities by Broker shall be undertaken only in accordance with applicable Company procedures, ethical principles and manuals, and applicable laws and regulations. No agent or representative of Broker shall solicit applications for the contracts until duly licensed and appointed by Company (such appointment not to be unreasonably withheld by the Company) as a life insurance and variable contract broker or agent of Company in the appropriate states or other jurisdictions. Broker shall ensure that such agents or representatives fulfill any training requirements necessary to be licensed and that such agents or representatives are properly supervised and controlled pursuant to the rules and regulations of the SEC and the NASD. Broker shall certify agents' and representatives' qualifications to the satisfaction of Distributor, including certifying a General Letter of Recommendation set forth in Exhibit A hereto. Broker shall provide, from time to time as requested by Distributor, copies of insurance licenses for all states in which the Broker holds the licenses and/or insurance licenses for any states in which the Broker's affiliated insurance agency holds the licenses. Broker understands and acknowledges that neither it nor its agents or representatives is authorized by Distributor or Company to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Prospectus or other solicitation material authorized in writing by Distributor or Company.

   (7) Broker shall not have authority on behalf of Distributor or Company to: make, alter or discharge any Contract or other form; waive any forfeiture, extend the time of paying any premium; receive any monies or premiums due, or to become due, to Company, except as set forth in Section C(3) of this Agreement. Broker shall not expend, nor contract for the expenditure of the funds of Distributor, nor shall Broker possess or exercise any authority on behalf of Broker by this Agreement.

   (8) Broker shall have the responsibility for maintaining the records of its representatives who are licensed, registered and otherwise qualified to sell the Contracts. Broker shall maintain such other records as are required of it by applicable laws and regulations. The books, accounts and records of the Company, the Account, Distributor and Broker relating to the sale of the Contracts shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. All records maintained by the Broker in connection with this Agreement shall be the property of the Company and shall be returned to the Company upon termination of this Agreement, free from any claims or retention of rights by the Broker. Nothing in this Section C(8) shall be interpreted to prevent the Broker from retaining copies of any such records relating to contract owner transactions which Broker is required to maintain in order to comply with applicable federal, NASD, and state regulation. The Broker shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information only if the Company has authorized such disclosure or if such disclosure is expressly required by any regulatory authority or court of competent jurisdiction. Broker acknowledges that information regarding the Contracts is proprietary information and that in connection with the offer and sale of the Contracts, Broker may be required to execute confidentiality agreements with third parties. Broker acknowledges and agrees that monetary damages would not be a sufficient or adequate remedy for breach of the confidentiality provisions of this Section C(8) and that Company or Distributor shall be entitled to specific performance or injunctive relief, in addition to any other legal or equitable remedy which may be available. The confidentiality provisions of this Section C(8) shall survive the termination of this Agreement.

D. Compensation

   (1) Pursuant to the Principal Underwriting Agreement between Distributor and Company, Distributor shall cause Company to arrange for the payment of compensation for the sale of each Contract sold by an agent or representative of Broker in accordance with the Company's agreement with the agent or representative, as the case may be, and the commission schedules attached thereto. Such amounts shall be paid to Broker, or if state insurance law requires, to an affiliated insurance agency, provided, that with respect to payments to an affiliated insurance agency, the Broker (a) has obtained a letter from the staff of the SEC that the staff will not recommend enforcement action if the affiliated insurance agency is not registered as a broker-dealer with the SEC; or (b) has obtained from counsel a representation, which shall be provided to Distributor, that (i) Broker is entitled to rely on a no-action letter issued by the staff, a copy of which shall be provided to Distributor, which granted no action relief to a broker-dealer with respect to the distribution activities of the broker-dealer's affiliated insurance agency when the insurance agency was not registered as a broker-dealer with the SEC and (ii) such no-action letter has not been rescinded or modified. All terms and conditions of the Company's agreement with the agent or representative, as the case may be, shall be incorporated by reference herein to the extent such terms and conditions do not conflict with this Agreement. Company shall identify to Broker with each such payment the name of the agent or representative of Broker who solicited each Contract covered by the payment.

   (2) Neither Broker nor any of its agents or representatives shall have any right to withhold or deduct any part of any premium it shall receive for purposes of payment of commission or otherwise. Neither Broker nor any of its agents or representatives shall have an interest in any compensation paid by Company to Distributor, now or hereafter, in connection with the sale of any Contracts hereunder.

E. Complaints and Investigations

   (1) Broker and Distributor jointly agree to cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Broker, upon receipt, will notify Distributor of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding in connection with the Contracts. Broker and Distributor further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Broker, Distributor, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contracts marketed under this Agreement. Broker shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulation. Each party shall bear its own costs and expenses of complying with any regulatory requests, subject to any right of indemnification that may be available pursuant to Section G of this Agreement.

   (2) Broker shall report promptly in writing to Distributor all customer complaints or inquiries relating to the offer and sale of the Contracts or made by or on behalf of any owner of a Contract, whether written or oral, and shall assist Distributor and Company in resolving those complaints to the satisfaction of all parties.

F. Term of Agreement

   (1) This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement upon thirty (30) days' written notice to the other party of its intention to do so. This Agreement shall automatically terminate without notice upon (a) the bankruptcy or dissolution of Broker; (b) any fraud or gross negligence by Broker in the performance of any duties imposed by this Agreement or if Broker wrongfully withholds or misappropriates, for Broker's own use, funds of Company, its policyholders or applicants; (c) any material breaches by Broker of this Agreement; (d) any material violation of any applicable state or federal law and/or administrative regulation in a jurisdiction where Broker transacts business; or (e) any failure to maintain a necessary license in any jurisdiction, but only as to that jurisdiction and only until Broker reinstates its license in such jurisdiction.

   (2) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Sections C(8) and E hereof; (b) the indemnity set forth in Section G hereof; and (c) the obligations to settle accounts hereunder, including commission payments on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by Broker prior to termination.

   (3) Distributor and Company reserve the right, without notice to Broker, to suspend, withdraw or modify the offering of the Contracts or to change the conditions of their offering.

G. Indemnity

   (1) Broker shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

   (2) Distributor agrees to indemnify and hold harmless Broker and each officer or director of Broker against any losses, claims, damages or liability, joint or several, to which Broker or such officer or director become subject under applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any allegedly untrue statement, or alleged omission, of a material fact, when it would be necessary to include a true statement of such fact in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, or any sales literature provided by the Company or by the Distributor in order to make the statements contained therein not misleading.

   (3) Broker agrees to indemnify and hold harmless Company and Distributor and each of their current and former directors and officers and each person, if any, who controls or has controlled Company or Distributor within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which Company or Distributor and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:


         (a) any (i) breach by Broker of any representation, warranty, covenant or agreement contained in this Agreement; (ii) negligent act or omission or willful misconduct by Broker or any of its agents, employees, representatives or affiliates with respect to this Agreement; (iii) failure by Broker or any of its agents, employees, or affiliates to comply with applicable law; (iv) unauthorized use of sales material or any verbal or written misrepresentations or any unlawful sales practice concerning the Contracts by Broker, agents, employees, representatives or affiliates; or

         (b) Claims by agents or representatives or employees of Broker for commissions, service fees, development allowances or other compensation or remuneration of any type;

         (c) The failure of Broker, its officers, employees, or agents to comply with the provisions of this Agreement;

         and Broker will reimburse Company and Distributor and any director or officer or controlling person of either for any legal or other expenses reasonably incurred by Company, Distributor, or such director, officer of controlling person in connection with investigating or defending any such loss, claims, damage, liability or action. This indemnity agreement will be in addition to any liability which Broker may otherwise have.

   (4) Any request for indemnification against a party (the "Indemnitor") arising out of a claim from a third party must be made in writing within a reasonable time after notice of a claim or receipt of a claim from a third party ("Claim") has been received by the party seeking indemnification (the "Indemnitee"). At any time after such request, Indemnitor may deliver to the Indemnitee its written acknowledgment that Indemnitee is entitled to indemnification. The Indemnitor shall thereafter be entitled to assume the defense of the Claim and shall bear all expenses associated therewith, including without limitation, payment on a current basis of all previous expenses incurred by the Indemnitee in relation to the Claim from the date the Claim was brought. Until such time as Indemnitee receives notice of an Indemnitor's election to assume the defense of any Claim, Indemnitee may defend itself against the Claim and may hire counsel and other experts of its choice and Indemnitor shall be liable for payment of counsel and other expert fees on a current basis as the same are billed. Indemnitor and Indemnitee shall cooperate with one another in the defense of any such Claim and if either party becomes aware of any significant developments, it shall notify the other party as soon as practical. Neither party shall agree to any settlement of a Claim unless the other party agrees in writing.

   (5) The provisions of this Section shall survive the termination of this Agreement.

H. Assignability

         This Agreement shall not be assigned by either party without the written consent of the other.

I. Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa without regard to its law concerning conflicts of law.

J. Notices

         All communications under the Agreement shall be in writing and shall be deemed delivered on the third business day after being mailed by certified mail, postage prepaid. Alternatively, communications shall be deemed delivered on the first business day after being transmitted timely, delivery charges prepaid, to a third party company or governmental entity providing delivery services in the ordinary course of business, which guarantees delivery to the other party on the next business day. Notices shall be sent to the following addresses unless and until the addressee notifies the other party of a change in address according to the terms of this Section:

                 If to Broker, to:                                           if to the Distributor or Company, to:

                 --------------------------------------------
                 Company                                                     WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                                                                             C/O LIFE INVESTORS INSURANCE COMPANY OF AMERICA
                 --------------------------------------------                EXTRAORDINARY MARKETS, INDIVIDUAL DIVISION
                 Street address                                              4333 EDGEWOOD ROAD NE
                                                                             CEDAR RAPIDS, IOWA 52499
                 --------------------------------------------                Telephone:  (319) 297-8208
                 City, State, Zip                                            Telecopy:  (319) 297-8132

                 --------------------------------------------
                 Attention

                 --------------------------------------------
                 Telephone

                 --------------------------------------------
                 Telecopy



K. Arbitration

         Any disagreement, dispute, claim or controversy solely between Broker and Distributor arising out of or relating to this Agreement shall be subject to mandatory arbitration under the auspices, rules and bylaws of the NASD, to the full extent applicable and as may be amended from time to time.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                          ---------------------------------------------------
                          (Broker Name)

                          By:
                             ------------------------------------------------

                          Title:
                                ---------------------------------------------


                          AFSG SECURITIES CORPORATION
                          (Distributor)

                          By:
                             ------------------------------------------------

                          Title:
                                ---------------------------------------------


                          WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                          (Company)

                          By:
                             ------------------------------------------------

                          Title:
                                ---------------------------------------------

                                   EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

BROKER-DEALER ("we," "our" or "us") hereby certifies to the Company that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of the Company submitted by BROKER-DEALER. BROKER-DEALER will, upon request, forward proof of compliance with same to the Company in a timely manner.

    1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for the Company to hold himself out in good faith to the general public.

    2. We have on file a U-4 form which was completed (and has been amended, as required) by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, including but not limited to: (i) checking for and investigating criminal arrest and conviction records available to Broker-Dealer on the CRD system; and
         (ii) communicating with each employer of the applicant for 3 years prior to the applicant's registration with our firm. Each applicant is presently registered as an NASD registered representative.

   The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

         At the time of application, in those states required by the Company, we shall provide the Company with a copy of the entire U-4 form, or designated pages, thereof, completed by each applicant, including any amendments or updates thereto, and we certify those items are true copies of the original.

    3. We certify that all educational requirements have been met for the specified state each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

    4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to the Company are those of the applicant and the securities registration is a true copy of the original.

    5. We hereby warrant that the applicant is not applying for a license with the Company in order to place insurance chiefly and solely on his life or property, or lives or property of his relatives, or property or liability of his associates.

    6. We will not permit any applicant to transact insurance in a state as an agent until duly licensed and appointed therefor with the appropriate State Insurance Department. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

                                   SCHEDULE A

Advantage IV Variable Adjustable Life Insurance Policy